EXHIBIT 32.1

WARREN RESOURCES, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Warren Resources, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Norman F. Swanton, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Norman F. Swanton
Norman F. Swanton

Chairman of the Board

And Chief Executive Officer

November 8, 2005

A signed original of this original statement required by Section 906 has been provided to Warren Resources, Inc., and will be retained by Warren Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.